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                                                                    EXHIBIT 23.2
                      Consent of PricewaterhouseCoopers LLP


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-______) of our report dated December 4, 1998, relating to the consolidated financial statements of Multimedia Games, Inc. and subsidiaries for the year ended September 30, 1998, which appears in Multimedia Games, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000. We also consent to the reference to us under the caption "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Tulsa, Oklahoma
June 27, 2001